Exhibit 10.7

HORMEL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2026 Restatement)
First Effective January 1, 1976
As Amended and Restated Effective March 1, 2026

HORMEL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2026 Restatement)

TABLE OF CONTENTS
Page
SECTION 1.	INTRODUCTION			1
	1.1.	Amendment and Restatement
	1.2.	Unfunded Obligation

SECTION 2.	PLAN NAME			1

SECTION 3.	PARTICIPANTS			1
	3.1.	General Rule
	3.2.	Specific Exclusion

SECTION 4.	BENEFIT FOR PARTICIPANTS			2
	4.1.	General Amount Rule
	4.2.	Time of Payment
		4.2.1.	Post-March 1, 2026 Accrued Benefit
		4.2.2.	Pre-March 1, 2026 Accrued Benefit
		4.2.3.	Required Delay for Specified Employees
		4.2.4.	Actual Payment Date
		4.2.5.	Rehired Participants
		4.2.6.	Definitions
	4.3.	Form of Payment
		4.3.1.	Post-March 1, 2026 Accrued Benefit
		4.3.2.	Pre-March 1, 2026 Accrued Benefit
		4.3.3.	Small Amounts
	4.4.	Forfeiture of Benefits

SECTION 5.	BENEFIT FOR BENEFICIARIES			8
	5.1.	Death Before Benefit Commencement
		5.1.1.	General Amount Rule
		5.1.2.	Time and Form of Payment (Grandfathered Benefit)
		5.1.3.	Time and Form of Payment (Cash Balance Benefit)
	5.2.	Death After Benefit Commencement

SECTION 6.	COMMUTATION TO LUMP SUM			10

SECTION 7.	FUNDING			11
	7.1.	Funding
	7.2.	Hedging Investments
	7.3.	Consensual Creditor

SECTION 8.	GENERAL MATTERS			11
	8.1.	Amendment and Termination
	8.2.	ERISA Administrator
	8.3.	Limited Benefits
	8.4.	Spendthrift Provision
	8.5.	Service of Process
	8.6.	Plan Year
	8.7.	Overpayments

SECTION 9.	CLAIMS PROCEDURES			12
	9.1.	Determinations
	9.2.	Rules and Regulations
	9.3.	Method of Executing Instruments
	9.4.	Claims Procedure
		9.4.1.	Original Claim
		9.4.2.	Claims Review Procedure
		9.4.3.	General Rules
		9.4.4.	Deadline to File Claim
		9.4.5.	Exhaustion of Administrative Remedies
		9.4.6.	Deadline to File Legal Action
		9.4.7.	Knowledge of Fact by Participant Imputed to Beneficiary
	9.5.	Information Furnished by Participants

SECTION 10.	RULES OF CONSTRUCTION			16
	10.1.	Defined Terms
	10.2.	ERISA Status
	10.3.	IRC Status
	10.4.	Effect on Other Plans
	10.5.	Disqualification
	10.6.	Rules of Document Construction
	10.7.	References to Laws
	10.8.	Effect on Employment
	10.9.	Choice of Law

HORMEL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2026 Restatement)
SECTION 1

INTRODUCTION
1.1.    Amendment and Restatement. Hormel Foods Corporation, a Delaware corporation (hereinafter the “Principal Sponsor”), heretofore, effective January 1, 1976, established a nonqualified plan of deferred compensation which is now known as the “Hormel Supplemental Executive Retirement Plan” (the “SERP”) and reserved to itself the right to amend the SERP from time to time. The Principal Sponsor has heretofore amended the SERP on various occasions. By adoption of this amended and restated document entitled “Hormel Supplemental Executive Retirement Plan (2026 Restatement),” the Principal Sponsor hereby further amends and restates the SERP in its entirety.
1.2.    Unfunded Obligation. The obligation of the Principal Sponsor to make payments under this SERP constitutes only the unsecured (but legally enforceable) promise of the Principal Sponsor to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Principal Sponsor. If a fund is established by the Principal Sponsor in connection with this SERP, the property therein shall remain the sole and exclusive property of the Principal Sponsor. The Principal Sponsor will pay the cost of this SERP out of its general assets.
SECTION 2

PLAN NAME
This employee benefit plan shall be referred to as the “Hormel Supplemental Executive Retirement Plan” (the “SERP”). This document, as distinguished from the plan maintained pursuant to this document, shall be referred to as the “Hormel Supplemental Executive Retirement Plan (2026 Restatement)” (the “SERP document”).
SECTION 3

PARTICIPANTS
3.1.    General Rule. The individuals eligible to participate in and receive benefits under this SERP (i.e., to be “Participants” under this SERP) are those individuals who are employees of the Principal Sponsor who are participants in the Hormel Foods Corporation Pension Plan (the “Pension Plan”) and who are classified as:

(a)    an officer of Hormel Foods Corporation (i.e., a position of Vice President or above);
(b)    an employee on the Hormel Foods Corporation payroll who is classified as being employed in a director-level position; or
(c)    any other employee designated by the Compensation Committee as eligible, provided in the case of (a), (b) or (c), each employee shall be a member of a “select group of management or highly compensated Employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
Any employee who satisfies the conditions for being a Participant in the SERP as of any day during a Plan Year shall be eligible for an accrual of excess benefits for that Plan Year (if any) even if the Participant transfers into an ineligible classification or incurs a Separation from Service during the Plan Year. A Participant shall remain a Participant (even if inactive) until all benefits due under the SERP have been paid (or forfeited).
3.2.    Specific Exclusion. Notwithstanding anything apparently to the contrary in this SERP or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this SERP, develop benefits under this SERP or be entitled to receive benefits under this SERP (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this SERP at any time. If any person not so defined has been erroneously treated as a Participant in this SERP, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse the Principal Sponsor for all amounts erroneously paid to him or her.
SECTION 4

BENEFIT FOR PARTICIPANTS
4.1.    General Amount Rule. This SERP shall pay to Participants the excess, if any, of the amount, if any, determined in “(a)” below over the amount, if any, determined in “(b)” below.
(a)    There shall be determined the amount which would have been payable to the Participant under the formula and rules of the Pension Plan (as the

Pension Plan exists on the date as of which such amount is determined) but determined:
(i)    without regard to the benefit limitations under section 415 of the Code; and
(ii)    without regard to the compensation limitation of section 401(a)(17) of the Code; and
(iii)    including, when it would otherwise have been paid, income deferred under any nonqualified, unfunded, elective deferred compensation plan maintained by the Principal Sponsor; and
(iv)    including each long term incentive plan award earned prior to October 29, 2006; provided, however, that if the long term incentive plan award is earned with respect to a period longer than one (1) year, the long term incentive plan award will be included as if it had been earned and received ratably over the period with respect to which it was earned; and
(v)    including, when awarded, the fair market value of stock awarded under all restricted stock plans as compensation for pension accrual purposes; and
(vi)    recognizing as Eligibility Service, Benefit Service or as Vesting Service or both periods that are required to be recognized for purposes of this SERP pursuant to a separate written agreement between the Principal Sponsor and the Participant and by including in Compensation, in Average Annual Compensation and in Average Monthly Compensation amounts that are required to be included pursuant to a separate written agreement between the Principal Sponsor and the Participant (and in either such case, the separate written agreement shall be signed on behalf of the Principal Sponsor by a member of the Board of Directors who is not a Participant in this SERP).
(b)    There shall be determined the amount actually payable to the Participant from the Pension Plan.
4.2.    Time of Payment. This benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid to the Participant directly from the general assets of the Principal Sponsor.

4.2.1.    Post-March 1, 2026 Accrued Benefit. All Cash Balance Benefits accrued on or after March 1, 2026 shall be paid on the first day of the calendar year following the Participant’s Separation from Service (subject to any delay required under Section 4.2.3 below).
    4.2.2.    Pre-March 1, 2026 Accrued Benefit. For Participants who entered the Plan prior to March 1, 2026, and who accrued a Cash Balance Benefit, a Stable Value Benefit or a Grandfathered Benefit (traditional pension) prior to March 1, 2026, the terms of the Plan as in effect prior to March 1, 2026 shall govern the time of payment of such benefits accrued prior to March 1, 2026. (Payment of such Participant’s Cash Balance Benefit accrued on and after March 1, 2026 shall be made as provided in Section 4.2.1.).
    By way of background, prior to 2005, SERP benefits generally were paid at the same time and in the same form as the Pension Plan benefit. The Participant’s payment election was generally made under the Pension Plan shortly before distribution was to commence. Following the adoption of Section 409A of the Internal Revenue Code in 2004, Participants’ accrued benefits were divided into 409A Grandfathered Accrued Benefits (accrued through December 31, 2004) and 409A Non-Grandfathered Benefits (accrued on and after January 1, 2005). 409A Grandfathered Accrued Benefits were permitted to continue in synchronicity with the Pension Plan under the Plan rules as existed prior to 2005. In compliance with Treasury regulations and related guidance, Participants were required to make separate elections specifying the time and form of payment of their 409A Non-Grandfathered Benefits (and, going forward, newly hired employees would be required to make such election within thirty (30) days of commencement of participation in the Plan). Each Participant was permitted to choose one of the following dates to apply with respect to payment of his or her 409A Non-Grandfathered Accrued Benefit upon Retirement (as defined below):
(a)    the first of the calendar month following Retirement;
(b)    the later of the first of the calendar month following attainment of age sixty (60) or the first of the month following Retirement;
(c)    the later of the first of the calendar month following attainment of age sixty-two (62) or the first of the month following Retirement; or
(d)    the later of the first of the calendar month following attainment of age sixty-five (65) or the first of the month following Retirement.
4.2.3.    Required Delay for Specified Employees. Notwithstanding the foregoing, with respect to any accrued benefit commencing on account of Separation from Service to a Participant who is a “specified employee” (as defined under section 409A of the Internal Revenue Code and regulations thereunder), such Participant’s Benefit Distribution Date shall be delayed until the earlier of: the date that is six (6) months after the Participant’s Separation from Service, or the date of the Participant’s death.

4.2.4.    Actual Payment Date. Payment shall be deemed paid as of the Benefit Distribution Date if it is made no later than the last day of the calendar year in which occurs the Benefit Distribution Date, or if later, the 15th day of the third calendar month following the Benefit Distribution Date.
4.2.5.    Rehired Participants. Participants who commence payment and who are subsequently rehired by the Principal Sponsor will continue to receive payments without regard to the Participant’s rehire status. Where a Participant has ceased being eligible to accrue benefits and then again becomes eligible to accrue benefits, the Participant shall be treated as a newly eligible Participant if the Participant has not been actively accruing benefits under the Plan for at least twenty-four (24) months (regardless of whether all previously accrued benefits have been paid). In such case where the Participant is treated as newly eligible, the payment rules under Sections 4.2.1 and 4.3.1 shall apply to the newly accrued benefit.
4.2.6.    Definitions.
(a)    409A Grandfathered Accrued Benefit means the present value, as of December 31, 2004, of the amount of benefit to which the Participant would have been entitled under this SERP if the Participant voluntarily terminated services on December 31, 2004, and received a payment of the benefits with the maximum value available from this SERP on the earliest possible date allowed under this SERP. The Grandfathered Accrued Benefit may increase to equal the present value of the benefit the Participant actually becomes entitled to, determined under the terms of the SERP as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or entitlement to benefits (other than Participant election with respect to the time or form of an available benefit).
(b)    409A Non-Grandfathered Accrued Benefit – shall mean the portion of the Participant’s accrued benefit other than the Grandfathered Accrued Benefit.
(b)    Benefit Distribution Date means the date the Participant’s benefit is scheduled to commence (either by election, in the case of a pre-March 1, 2026 accrued benefit or by operation of the Plan in the case of a post-March 1, 2026 accrued benefit.
(d)    Retire or Retirement means the Participant separates from service (as that term is defined under section 409A of the Internal Revenue Code) at or after attaining Earliest Retirement Age.
(c)    Separation from Service means the Participant separates from services as that term is defined under section 409A of the Internal Revenue Code.

(d)    Cash Balance Benefit, Earliest Retirement Age Grandfathered Benefit, and Stable Value Benefit shall have the meanings ascribed to such terms under the Pension Plan. Earliest Retirement Age shall have the meaning ascribed to that term as of the Participant’s election date under Section 4.2.2 above. For clarity, “Grandfathered Benefit” here refers to the traditional pension benefit accrued under the Pension Plan.
4.3.    Form of Payment.
4.3.1.    Post-March 1, 2026 Accrued Benefit. All Cash Balance Benefits accrued on or after March 1, 2026 shall be paid in a single lump sum.
    4.3.2.    Pre-March 1, 2026 Accrued Benefit. For each Participant who entered the Plan prior to March 1, 2026, and who accrued a Cash Balance Benefit, a Stable Value Benefit or a Grandfathered Benefit prior to March 1, 2026, the terms of the Plan as in effect prior to March 1, 2026 shall govern the time of payment of such benefits accrued prior to March 1, 2026. Payment of such Participants’ Cash Balance Benefits accrued on and after March 1, 2026 shall be made in a single lump sum.
By way of background, 409A Grandfathered Accrued Benefits were permitted to continue in synchronicity with the Pension Plan under the Plan rules as existed prior to 2005. For 409A Non-Grandfathered Benefits accrued on and after January 1, 2005 but prior to March 1, 2026, in the absence of an affirmative written election to the contrary, payment of a Participant’s benefit shall be made in the applicable presumptive form of a life annuity (either the Single Life Annuity form or the Qualified Joint and Survivor Life Annuity form), as if such benefit had been paid directly from the Pension Plan pursuant to Section 4.2 of the Pension Plan regarding presumptive forms.
(a)    Optional Forms of Annuity. Before any payment has commenced with respect to the benefit accrued prior to March 1, 2026, a Participant may elect to change the form of payment from one type of life annuity to another to the extent permitted under the Pension Plan, and further provided that the annuities are actuarially equivalent applying reasonable actuarial assumptions as permitted under section 409A of the Internal Revenue Code.
(b)    Cash Balance Lump Sum Benefit. The Stable Value Benefit under the Pension Plan was converted to a Cash Balance Benefit as of January 1, 2023. A Participant who began to accrue a Stable Value Benefit under the Pension Plan on or after January 1, 2017, and who made an election to receive payment of the Stable Value Benefit in a single lump sum either (i) prior to January 1, 2017, or (ii) within thirty (30) days of commencement of participation in the Plan, will receive payment of their converted Cash Balance Benefit as a lump sum as of the Benefit

Distribution Date. For Participants who first became eligible to participate in the Plan on and after January 1, 2023 and prior to March 1, 2026, the Participants were permitted to make an election to receive payment of the Cash Balance Benefit as a lump sum as of the Benefit Distribution Date; provided, that such election must have been made within thirty (30) days of commencement of participation in the Plan. All lump sum elections are irrevocable.
4.3.3.    Small Amounts. If the actuarially equivalent present value of the Participant’s accrued benefit at separation from service is not more than Seven Thousand Dollars ($7,000), that present value shall be paid in a single lump sum at the Benefit Distribution Date. The payment of a lump sum to a Participant shall completely extinguish all other payments that may be due under this SERP to any other person.
4.4.    Forfeiture of Benefits. All unpaid benefits payable under this SERP to or with respect to a Participant, shall be permanently forfeited upon the determination by the Compensation Committee of the Board of Directors of the Principal Sponsor that the Participant, either before or after termination of employment:
(a)    engaged in a felonious or fraudulent conduct resulting in material harm to the Principal Sponsor or an affiliate; or
(b)    made an unauthorized disclosure to a competitor of any material confidential information, trade information, or trade secrets of the Principal Sponsor or an affiliate; or
(c)    provided the Principal Sponsor or an affiliate with materially false reports concerning his or her business interests or employment; or
(d)    made materially false representations which are relied upon by the Principal Sponsor or an affiliate in furnishing information to shareholders, auditors, or any regulatory or governmental body; or
(e)    maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by the Participant to the Principal Sponsor or an affiliate; or
(f)    engaged in reckless or grossly negligent activity toward the Principal Sponsor or an affiliate which is admitted or judicially proven and which results in significant harm to the Principal Sponsor or an affiliate; or
(g)    engaged during his or her employment or during a period of two (2) years after the termination of his or her employment in any employment or self-employment with a competitor of the Principal Sponsor or an affiliate within the geographical area which is then served by the Principal Sponsor or an affiliate.

Any dispute arising under or with respect to this Section shall be subject to the claims procedure set forth in Section 9.
SECTION 5

BENEFIT FOR BENEFICIARIES
5.1.    Death Before Benefit Commencement.
5.1.1.    General Amount Rule. This SERP shall pay the excess, if any, of the amount, if any, determined in “(a)” below over the amount, if any, determined in “(b)” below.
(a)    There shall be determined the amount which would have been payable with respect to the Participant under the formula and rules of the Pension Plan (as the Pension Plan exists on the date as of which such amount is determined) but determined:
(i)    without regard to the benefit limitations of section 415 of the Code; and
(ii)    without regard to the compensation limitation of section 401(a)(17) of the Code; and
(iii)    including, when it would otherwise have been paid, income deferred under any nonqualified, unfunded, elective deferred compensation plan maintained by the Principal Sponsor; and
(iv)    including each long term incentive plan award earned prior to October 29, 2006; provided, however, that if the long term incentive plan award is earned with respect to a period longer than one (1) year, the long term incentive plan award will be included as if it had been earned and received ratably over the period with respect to which it was earned; and
(v)    including, when awarded, the fair market value of stock awarded under all restricted stock plans as compensation for pension accrual purposes; and
(vi)    recognizing as Eligibility Service, Benefit Service or as Vesting Service or both periods that are required to be recognized for purposes of this SERP pursuant to a separate written agreement between the Principal Sponsor and the Participant and by including in Compensation, in Average Annual Compensation and in Average Monthly Compensation amounts that are required to be included pursuant to a separate written agreement between the Principal Sponsor and the Participant (and in either such case, the separate written agreement shall be signed on behalf of the Principal Sponsor by a member of the Board of Directors who is not a Participant in this SERP).
(b)    There shall be determined the amount actually payable with respect to the Participant from the Pension Plan.
5.1.2.    Time and Form of Payment (Grandfathered Benefit).
(a)    If the Participant was entitled to an Early or Normal Retirement Pension with respect to a Grandfathered Benefit, the SERP shall pay to the Participant’s surviving spouse a monthly survivor annuity, which shall commence upon the first of the calendar month following the Participant’s death in the form of the Optional Joint and 75% Survivor Annuity Form as determined under the Pension Plan, as if the Participant separated from service on the date of death for reasons other than death, elected to commence receipt of the Participant’s benefit in the Optional Joint and 75% Survivor Annuity form upon the first of the calendar month following separation and then immediately died.
(b)    If the Participant was entitled to a Vested Accrued Benefit with respect to a Grandfathered Benefit, the SERP shall pay to the Participant’s surviving spouse a monthly survivor annuity, which shall commence upon the first of the calendar month following the date the Participant would have attained age 65 in the form of the 50% qualified joint and survivor annuity form as determined under the Pension Plan, as if the Participant elected to commence receipt of the Participant’s benefit in the 50% joint and survivor annuity form upon the first of the calendar month following age 65 and then immediately died.
(c)    If the Participant’s spouse or unmarried dependent children qualify for a spouse’s and orphan’s benefit under the Pension Plan, payment of any corresponding benefit under this Plan shall commence upon the first of the calendar month following the Participant’s death and shall continue for so long as the spouse or dependent child remains eligible for such benefit under the Pension Plan. The monthly benefit under this paragraph (c) shall be offset by the amount of any monthly survivor annuity payable under paragraph (a) or (b) above.
(d)    This paragraph applies solely to a surviving spouse who is required by paragraph (a) to commence the survivor annuity prior to the date the Participant would have attained age 65 even though the spouse is also entitled to a monthly benefit under paragraph (c). If the monthly benefit under paragraph (c) is greater than the monthly survivor annuity (prior to applying the offset), such that the spouse would have been better off deferring commencement of the survivor annuity (thereby suffering less reduction in the Accrued Benefit for early commencement), then the survivor annuity shall be re-calculated as of the first of each month (as if the survivor annuity commenced that month) through the earlier of (i) the first month where the monthly benefit under paragraph (c) is completely offset by the survivor annuity, or (ii) the first month where the benefit under paragraph (c) is no longer payable due to remarriage of the spouse.
5.1.3.    Time and Form of Payment (Cash Balance Benefit). Upon the death of a Participant who at death had not yet begun to receive any payment of any retirement income benefits attributable to the Participant’s Cash Balance Benefit, and was entitled to some Vested Account Balance, the Account Balance attributable to the Participant shall be payable to the Participant’s beneficiary in a single lump sum as soon as administratively practicable following the Participant’s death.
5.2.    Death After Benefit Commencement. The only death benefits which shall be payable under this SERP with respect to a pre-March 1, 2026 accrued benefit upon the death of a Participant after the Participant’s Separation from Service and after payment of benefits under this SERP has commenced to the Participant shall be the unpaid installments of annuity, if any, which are to be continued under the form of pension which the Participant has elected under the provisions of Section 4 or which are provided automatically in the absence of the Participant’s affirmative election.
SECTION 6

COMMUTATION TO LUMP SUM
Notwithstanding the foregoing, to the extent permissible under Section 409A of the Internal Revenue Code and related Treasury regulations and guidance, if there is a termination of the SERP with respect to all Participants, the Principal Sponsor shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such termination of the SERP. The payment of a lump sum to a Participant under the foregoing provisions of this Section 6 shall completely extinguish all other payments that may be due under this SERP to any other person.

SECTION 7

FUNDING
7.1.    Funding. The obligation of the Principal Sponsor to make payments under this SERP constitutes only the unsecured (but legally enforceable) promise of the Principal Sponsor to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Principal Sponsor. If a fund is established by the Principal Sponsor in connection with this SERP, the property therein shall remain the sole and exclusive property of the Principal Sponsor. The Principal Sponsor will pay the cost of this SERP out of its general assets.
7.2.    Hedging Investments. If the Principal Sponsor elects to finance all or a portion of its costs in connection with this SERP through the purchase of life insurance or other investments, each Participant agrees, as a condition of participation in this SERP, to cooperate with the Principal Sponsor in the purchase of such investment to any extent reasonably required by the Principal Sponsor and relinquishes any claim he may have either for himself or any beneficiary to the proceeds of any such investment or any other rights or interests in such investment. If a Participant fails or refuses to cooperate, then notwithstanding any other provision of this SERP the Principal Sponsor may immediately and irrevocably terminate and forfeit all benefits payable to or with respect to the Participant under this SERP.
7.3.    Consensual Creditor. Neither the Principal Sponsor‘s officers nor any member of its Board of Directors in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to the Participants. The Participants entitled at any time to payments hereunder shall look solely to the assets of the Principal Sponsor for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, the Participant shall have no further right or interest in the other assets of the Principal Sponsor in connection with this SERP. Neither the Principal Sponsor nor any of its officers nor any member of its Board of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this SERP by reason of the insolvency of the Principal Sponsor.
SECTION 8

GENERAL MATTERS
8.1.    Amendment and Termination. The Board of Directors of the Principal Sponsor may unilaterally amend this SERP document prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this SERP and may likewise terminate the benefits of this SERP both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action. The Compensation Committee may act for the Board of Directors to amend this SERP document.
8.2.    ERISA Administrator. The Principal Sponsor shall be the plan administrator of this SERP.
8.3.    Limited Benefits. This SERP shall not provide any benefits with respect to any defined contribution plan. This SERP shall not alter, enlarge or diminish any person’s employment rights or rights or obligations under the Pension Plan.
8.4.    Spendthrift Provision. No Participant, surviving spouse, joint or contingent annuitant or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this SERP before its actual payment to such person. the Principal Sponsor shall not recognize any such effort to convey any interest under this SERP. No benefit payable under this SERP shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.
8.5.    Service of Process. In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the SERP in any legal proceeding, including arbitration, involving the SERP.
8.6.    Plan Year. The plan year for purposes of this SERP means the Plan Year as defined under the Pension Plan.
8.7.    Overpayments. All excess benefits under this SERP shall be subject to recovery to the extent the underlying Pension Plan benefit is subject to recovery under section 206(h) of ERISA or section 414(aa) of the Code.
SECTION 9

CLAIMS PROCEDURES
9.1.    Determinations. The Compensation Committee shall make such determinations as may be required from time to time in the administration of the SERP. The Compensation Committee shall have the sole discretion, authority and responsibility to interpret and construe the SERP and the plan document and to determine all factual and legal questions under the SERP, including but not limited to the entitlement of employees, Participants and beneficiaries and the amounts of their respective interests. Benefits under the SERP will be paid only if the Compensation Committee decides in its discretion that an employee, Participant or beneficiary is entitled to them. All interested parties may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

9.2.    Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Compensation Committee.
9.3.    Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor or an affiliate or the Compensation Committee pursuant to any provision of this SERP may be signed in the name of the Principal Sponsor or an affiliate by any officer or by any employee who has been authorized to make such certification or to give such notices or consents or by any Compensation Committee member.
9.4.    Claims Procedure. Until modified by the Compensation Committee, the claims procedure set forth in this Section shall be the claims procedure for the resolution of disputes and disposition of claims arising under the SERP. An application for a distribution or benefits under Section 4 or Section 5 shall be considered as a claim for the purposes of this Section.
9.4.1.    Original Claim. Any employee, former employee, or beneficiary of such employee or former employee may, if the employee, former employee or beneficiary so desires, file with the Compensation Committee a written claim for benefits under the SERP. Within ninety (90) days after the filing of such a claim, the Compensation Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Compensation Committee shall state in writing:
(a)    the specific reasons for the denial,
(b)    the specific references to the pertinent provisions of this SERP on which the denial is based,
(c)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and
(d)    an explanation of the claims review procedure set forth in this Section.
9.4.2.    Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Compensation Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Compensation Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

9.4.3.    General Rules.
(a)    No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Compensation Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Compensation Committee upon request.
(b)    All decisions on claims and on requests for a review of denied claims shall be made by the Compensation Committee unless delegated.
(c)    The Compensation Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.
(d)    Claimants may be represented by a lawyer or other representative at their own expense, but the Compensation Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.
(e)    The decision of the Compensation Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.
(f)    Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant’s representative shall have a reasonable opportunity to review a copy of SERP plan document and all other pertinent documents in the possession of the Principal Sponsor and the Compensation Committee.
9.4.4.    Deadline to File Claim. To be considered timely under the SERP’s claim and review procedure, a claim must be filed with the Compensation Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.
9.4.5.    Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this SERP. As to such claims and disputes:
(a)    no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the SERP under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety, and
(b)    in any such legal action all explicit and all implicit determinations by the Compensation Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.
9.4.6.    Deadline to File Legal Action. No legal action to recover SERP benefits or to enforce or clarify rights under the SERP under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this SERP unless the legal action is commenced in the proper forum before the earlier of:
(a)    thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or
(b)    six (6) months after the claimant has exhausted the claim and review procedure.
9.4.7.    Knowledge of Fact by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.
9.5.    Information Furnished by Participants. Neither the Principal Sponsor nor the Compensation Committee shall be liable or responsible for any error in the computation of the benefit of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Principal Sponsor or the Compensation Committee and used by them in determining the Participant’s benefit. Neither the Principal Sponsor nor the Compensation Committee shall be obligated or required to increase the benefit of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any reduction of an benefit shall be retained in the SERP and used to reduce the next succeeding contribution of the Principal Sponsor to the SERP.

SECTION 10

RULES OF CONSTRUCTION
10.1.    Defined Terms. Words and phrases used in this SERP with initial capital letters, which are defined in the Pension Plan documents and which are not separately defined in this SERP shall have the same meaning ascribed to them in the Pension Plan documents unless in the context in which they are used it would be clearly inappropriate to do so.
10.2.    ERISA Status. This SERP is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.
10.3.    IRC Status. This SERP is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this SERP. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this SERP.
10.4.    Effect on Other Plans. This SERP shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Pension Plan or any other plan. It is specifically contemplated that the Pension Plan will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this SERP (it being expressly intended that except as expressly provided in Section 4.2 and Section 5.2 this SERP shall not lock in the benefit structures of the Pension Plan as they exist at the adoption of this SERP or upon the commencement of participation or commencement of benefits by any Participant).
10.5.    Disqualification. Notwithstanding any other provision of this SERP or any election or designation made under the SERP, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this SERP and all elections and designations made under this SERP to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Principal Sponsor shall determine whether the killing was felonious and intentional for this purpose.
10.6.    Rules of Document Construction. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire SERP and not to any particular paragraph or Section of this SERP unless the context clearly indicates to the contrary. The titles given to the various Sections of this SERP are inserted for convenience of reference only and are not part of this SERP, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. If, under the rules of this SERP, an election, form or other document must be filed with or received by the Principal Sponsor or other person, it must be actually received to be effective. The determination of whether or when an election, form or other document has been received by the Principal Sponsor or other person shall be made by the Principal Sponsor on the basis of what documents are acknowledged by the Principal Sponsor or other person to be in its actual possession without regard to any “mailbox rule” of similar rule of evidence. The absence of a document in the Principal Sponsor’s or other person’s records and files shall be conclusive and binding proof that the document was not received. Notwithstanding anything apparently to the contrary contained in this SERP document, the SERP document shall be construed and administered to prevent the duplication of benefits provided under this SERP and any other qualified or nonqualified plan maintained in whole or in part by the Principal Sponsor.
10.7.    References to Laws. Any reference in this SERP to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.
10.8.    Effect on Employment. Neither the terms of this SERP nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Principal Sponsor shall not be obliged to continue the SERP. The terms of this SERP shall not give any employee the right to be retained in the employment of the Principal Sponsor.
10.9.    Choice of Law. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.